Exhibit 10.22

AMENDMENT AGREEMENT

This Amendment Agreement (“Agreement”), dated as of February 11, 2019, is made by and between JGB Capital, LP, JGB Capital Partners, LP and JGB (Cayman) Finlaggan Ltd. (collectively, the “Holder” and each a “Holder”), LiveXLive Media, Inc., a Delaware corporation (the “Company”), JGB Collateral LLC, a Delaware limited liability company (the “Agent”), as agent for the Holders, and each entity executing this Agreement as a Guarantor.

WHEREAS, the Holder and the Company entered into a Securities Purchase Agreement dated as of June 29, 2018 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Purchase Agreement”), whereby the Company issued to the Holders, and the Holders acquired from the Company, 12.75% Original Issue Discount Senior Secured Debentures due June 29, 2021, in the aggregate original principal amount of $10,640,000 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, collectively the “Debentures” and each a “Debenture”);

WHEREAS, the Company has requested that the Holders make an additional senior secured investment in the Company of $3,192,000 ($3,000,000 of actual availability after deduction of original issue discount) (the “Additional Investment”); and

WHEREAS, the parties desire to enter into this Agreement and amendments to each Debenture in substantially the form attached hereto as Exhibit A, Exhibit B and Exhibit C (collectively the “Debenture Amendments” and each a “Debenture Amendment”) in order to reflect the foregoing request of the Company.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Agreement shall have the respective meanings given such terms in the Purchase Agreement or the Debentures, as applicable.

2. Certain Reaffirmations and Reconfirmation of Security Interest and Subsidiary Guaranty.

(a) The Purchase Agreement, Debentures, Security Agreement and the other Transaction Documents are legal, valid, binding and enforceable against the Holder and Guarantors in accordance with their respective terms. The terms of the Transaction Documents remain unchanged, except as modified pursuant to this Agreement and the Debenture Amendments.

(b) The Company’s and each Guarantor’s respective obligations under the Transaction Documents are not subject to any setoff, deduction, claim, counterclaim or defenses of any kind or character whatsoever.

(c) Holders and Agent have valid, enforceable and perfected security interests in and liens on the Collateral, as to which there are no setoffs, deductions, claims, counterclaims, or defenses of any kind or character whatsoever.

(d) Nothing herein or the Debenture Amendments shall impair or limit the continuation of the liens and security interests granted to the Holders and/or the Agent under the Security Agreement or the other Security Documents, which liens are continued in full force and effect pursuant to and as provided therein. The Company and each Guarantor agrees that any reference to the Debenture in any Security Document means the Debenture as amended pursuant to this Agreement and the Debenture Amendments. The Company and each Guarantor acknowledges the continuing existence and priority of all liens and security interests granted, conveyed, and assigned pursuant to the Security Documents in accordance with the terms thereof, and agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents and certificates as the Holders or the Agent request in order to perfect, preserve, and protect such liens and security interests.

(e) Each Guarantor acknowledges this Agreement and the Debenture Amendments, including without limitation the Additional Investment contemplated hereby and thereby, and ratifies, and confirms that, the Subsidiary Guarantee executed by such Guarantor is not released, diminished, impaired, reduced, or otherwise adversely affected by this Agreement and continues to guarantee and assure the full payment and performance of all present and future obligations under the Debentures (as amended by this Agreement and the Debenture Amendments) and the other Transaction Documents.

(f) The Holders and the Agent have fully and timely performed all of their obligations and duties in compliance with the Transactions Documents and applicable law, and have acted reasonably, in good faith, and appropriately under the circumstances.

3. Additional Investment. On the Effective Date, the Holders will, jointly and not severally, make the Additional Investment on the terms and subject to the conditions set forth in this Agreement and the Debenture Amendments.

4. Representations and Warranties. The Company and each Guarantor represents and warrants, severally and jointly, to the Holder that:

(a) Authorization; Enforcement. The Company and each Guarantor has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and each Guarantor and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and each such Guarantor and no further action is required by the Company or any Guarantor in connection herewith. The execution and delivery of the Debenture Amendments by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. This Agreement has been (or upon delivery will have been) duly executed by the Company and each Guarantor and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company and each Guarantor enforceable against them in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law (clauses (i) – (iii) collectively, the “Enforceability Limitations”). The Debenture Amendments have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms thereof, will constitute the valid and binding obligation of the Company enforceable against it in accordance with its terms subject to the Enforceability Limitations.

(b) No Conflicts. The execution, delivery and performance by the Company and each Guarantor of this Agreement and the execution, delivery and performance by the Company of the Debenture Amendments, and the consummation by each of them of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any such Guarantor’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Guarantor, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, securities purchase agreement, debt or other instrument (evidencing a Company or Guarantor Indebtedness or otherwise) or other understanding to which the Company or any Guarantor is a party or by which any property or asset of the Company or any Guarantor is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which the Company or a Guarantor is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Guarantor is bound or affected.

(c) Absence of Defaults. After giving effect to the Debenture Amendments, no Event of Default has occurred or is continuing. The Company and each Guarantor have complied in all material respects with their respective obligations under the Transaction Documents.

(d) Solvency. Based on the consolidated financial condition of the Company and its Subsidiaries taken as a whole, after giving effect to the transactions contemplated by this Agreement and the Debenture Amendments: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing Indebtedness and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the date of this Agreement.

(e) Absence of Material Adverse Effect. Since September 30, 2018, there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect.

(f) Representations and Warranties in Transaction Documents. The representations and warranties set forth in each Transaction Document shall, in each case, be true and correct in all respects with the same effect as made on the Effective Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), in each case, except as set forth in (i) the Company’s most recent periodic report filed with the Commission and (ii) the disclosure schedules thereto or in the disclosure schedules delivered by the Company in connection with this Agreement.

5. Conditions Precedent. This Agreement and the Debenture Amendments shall become effective upon the date (the “Effective Date”) on which the Holders and the Agent shall have received:

(a) this Agreement, duly executed and delivered by the Company and each Guarantor;

(b) each Debenture Amendment duly executed and delivered by the Company (with “wet ink” originals delivered to the Agent within two Business Days after the Effective Date);

(c) lien search results from the Secretary of State of the State of Delaware with respect to the Company and each Guarantor with results satisfactory to the Holders and Agent;

(d) the Holders and Agent shall have received all fees, costs and expenses (including attorneys’ fees) incurred in connection with the preparation and negotiation of this Agreement and the Debenture Amendments;

(e) satisfactory evidence that all corporate and other proceedings that are necessary in connection with this Agreement and the Debenture Amendments have been taken to the Holders’ and the Agent’s satisfaction;

(f) a written acknowledgment and acceptance of the transactions contemplated by this Agreement and the Debenture Amendments by Trinad Capital Master Fund, Ltd., in its capacity as a subordinated lender pursuant to the Subordination Agreement, dated June 29, 2018, by and among the Company, the Guarantors, Agent and Trinad Capital Master Fund, Ltd.; and

(g) all statements set forth in Sections 2 and 4 herein shall be true and correct as of the Effective Date, and the Holders and Agent shall have received a certificate, dated as of the Effective Date and in form and substance satisfactory to the Holders and the Agent, duly executed and delivered by the Chief Executive Officer or Chief Financial Officer of the Company, in which certificate the Company shall certify, represent and warrant that, at the time such certificate is delivered, (i) all statements, representations and warranties set forth in Sections 2 and 4 are true and correct immediately before and immediately after giving effect to the Effective Date, and (ii) all of the conditions set forth in this Section 5 have been satisfied.

6. Transaction Documents. The parties hereto agree that this Agreement and the Debenture Amendments are Transaction Documents. In addition, all references in the Transaction Documents to the Debentures shall be deemed to mean the Debentures as amended by the Debenture Amendments. This Agreement and the Debentures Amendments, together with the Transaction Documents, are the entire agreement among the parties with respect to the subject matter hereof.

7. No Modification. Except as expressly set forth in this Agreement and the Debenture Amendments, nothing contained in this Agreement shall be deemed or construed to amend, supplement or modify the Debentures or the other Transaction Documents or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect.

8. Successors and Assigns; Survival. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto, and each of their respective successors and assigns. The representations and warranties of the Company and the Guarantors shall survive the consummation of the transactions contemplated by this Agreement.

9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties agree that the state and federal courts located in New York County, New York shall have exclusive jurisdiction over any action, proceeding or dispute arising out of this Agreement and the parties submit to the personal jurisdiction of such courts.

10. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

11. Disclosure. The Company will disclose the material terms of this Agreement, the Debenture Amendments and the transactions contemplated hereby and thereby by not later than 5:30 p.m. (New York City time) on the second Trading Day following the date hereof by means of a Current Report on Form 8-K or Quarterly Report on Form 10-Q (in either case, a “Report”) filed with the Commission. The Report shall include as exhibits this Agreement and Debenture Amendments. The Company and Holders shall consult with each other in preparing any such Report. From and after the filing of the Report with the Commission, the Company acknowledges and agrees that the Holders shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers or directors.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LiveXLive Media, Inc., as the Company		Slacker, Inc., as Guarantor

By:	/s/ Robert Ellin	By:	/s/ Robert Ellin
Name:	Robert Ellin	Name:	Robert Ellin
Title:	CEO	Title:	Executive Chairman

LiveXLive, Corp., as Guarantor		LXL Studios, Inc., as Guarantor

By:	/s/ Robert Ellin	By:	/s/ Robert Ellin
Name:	Robert Ellin	Name:	Robert Ellin
Title:	CEO	Title:	President

JGB (Cayman) Finlaggan Ltd., as Holder		JGB Capital, LP, as Holder

By:	/s/ Brett Cohen	By:	/s/ Brett Cohen
Name:	Brett Cohen	Name:	Brett Cohen
Title:	President	Title:	President

JGB Partners, LP, as Holder		JGB Collateral LLC, as Agent

By:	/s/ Brett Cohen	By:	/s/ Brett Cohen
Name:	Brett Cohen	Name:	Brett Cohen
Title:	President	Title:	President

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